SERIES E		SERIES E

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY OR CHICAGO, IL	[LOGO]

Certificate		Shares
Number		**600620******
ZQ 000062		***600620*****
****600620****
	LTC PROPERTIES, INC.	*****600620***
	INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND	******600620**

THIS CERTIFIES THAT		CUSIP 502175 50 8

MR. SAMPLE & MRS. SAMPLE &
	MR. SAMPLE & MRS. SAMPLE	SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of		The Shares Evidenced Hereby Are Subject to Restrictions on Ownership and Transfer As More Fully Described on the Reverse Side Hereof.
*** SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY ***

FULLY PAID AND NON-ASSESSABLE SHARES OF THE 8.5% SERIES E CUMULATIVE CONVERTIBLE PREFERRED

STOCK LIQUIDATION PREFERENCE $25 PER SHARE OF

LTC Properties, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. Transfers of fractions of whole shares of the Corporation shall not be made, except as may otherwise be provided in the Charter or By-Laws of the Corporation. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

DATED <<Month Day, Year>>
/s/ ANDRE C. DIMITRIADIS
Chairman of the Board	[SEAL]	COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE INVESTOR SERVICES, LLC.
[VOID]		(CHICAGO)
TRANSFER AGENT AND REGISTRAR,

/s/ ALEX CHAVEZ		By
Secretary		AUTHORIZED SIGNATURE

LTC PROPERTIES, INC.

CLASSES OF STOCK

The Corporation is authorized to issue more than one class of capital stock consisting of Common Stock, Excess Common shares, one or more series of Preferred Stock and one of more series of Excess Preferred Shares. The Board of Directors of the Corporation is authorized to determine the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, terms and conditions of redemption of any class or series of Preferred Stock before the issuance of such class or series. The Corporation will furnish, without charge, to any shareholder making a written request therefor, a written statement of the information required by Section 2-211(b) of the Corporations and Associations Articles of the Annotated Code of Maryland with respect to (i) the designations and any preferences, conversion and other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption of each class or series of stock which the Corporation is authorized to issue, (ii) the differences in the relative rights and preferences between the shares of each series to the extent set, and (iii) the authority of the Board of Directors to set such rights and preferences of subsequent series. Requests for such written statements may be directed to the secretary of the Corporation at the principal office of the Corporation.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation’s maintenance of its status as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no person may beneficially own or constructively own in excess of 9.8% of the number of then outstanding shares of any class or series of stock of the Corporation, with certain further restrictions and exceptions set forth in the Corporation’s Charter. Transfer or ownership of shares in violation of the foregoing restrictions causes such shares to be automatically converted into Excess Shares. Excess Shares have limited economic rights, no voting rights and the Corporation has an option to redeem Excess Shares under certain circumstances. In addition, notwithstanding any other provision of the Charter of the Corporation to the contrary, any purported acquisition of shares of stock of the Corporation that would result in the disqualification of the Corporation as a real estate investment trust shall be null and void ab initio. All capitalized terms in this legend have the meanings ascribed to them in the Charter of the Corporation, a copy of which, including the restrictions on transfer and ownership, will be furnished, without charge, to each holder of shares of stock of the Corporation who directs a request therefor to the secretary of the Corporation at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	-as tenants in common	UNIF GIFT MIN ACT-. . . . . . . . . . . . . . . Custodian . . . . . . . . . . . . . . . .
(Cust) (Minor)
TEN ENT	-as tenants by the entireties	under Uniform Gifts to Minors Act . . . . . . . . . . . . . . ..
(State)
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received,                                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: 20	Signature:

Signature:
		Notice:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.